Attachment 77C - Sentinel Group Funds, Inc.


The shareholders of Sentinel Tax-Free Income Fund held a special meeting on October 3, 2006.

The matter voted on by the shareholders was the approval of the reorganization of the Fund in accordance with the Agreement and Plan of Reorganization and the transactions it contemplates, in which the Fund would merge into Federated Municipal Securities Fund.

1,803,026.345 shares were voted for the proposal.

127,217.693 shares were voted against the proposal.

219,087.165 shares abstained.


The shareholders of Sentinel New York Tax-Free Income Fund held a special meeting on October 11, 2006.

The matter voted on by the shareholders was the approval of the reorganization of the Fund in accordance with the Agreement and Plan of Reorganization and the transactions it contemplates, in which the Fund would merge into Federated New York Municipal Income Fund.

1,323,880 shares were voted for the proposal.

12,200 shares were voted against the proposal.

194,254 shares abstained.


There was a Special Meeting of Shareholders on December 19, 2005. The matters voted on and the results of the vote were as follows:

Sentinel High yield Bond Fund:

4a: To approve each Fund's fundamental investment policies: the repeal of Bylaw 46.

               For          Against    Abstain   Broker Non-Vote
               ---         ---------- ---------- ---------------
               $90,404,010 $1,682,070 $7,040,105   $2,137,274

4b: To approve each Fund's fundamental investment policies: the repeal of Bylaw 47.

               For          Against    Abstain   Broker Non-Vote
               ---         ---------- ---------- ---------------
               $91,265,001 $1,526,980 $6,334,205   $2,137,274

4c: To approve each Fund's fundamental investment policies: the repeal of Bylaw 48.

               For          Against    Abstain   Broker Non-Vote
               ---         ---------- ---------- ---------------
               $91,193,363 $1,568,231 $6,364,590   $2,137,274

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4d: To approve each Fund's fundamental investment policies: the repeal of
    Bylaw 51.

               For          Against    Abstain   Broker Non-Vote
               ---         ---------- ---------- ---------------
               $90,506,652 $1,611,837 $7,007,696   $2,137,274

4e: To approve each Fund's fundamental investment policies: the repeal of the prohibition from lending of securities.

               For          Against    Abstain   Broker Non-Vote
               ---         ---------- ---------- ---------------
               $90,862,020 $2,059,872 $6,204,293   $2,137,274

4f: To clarify the Fund's fundamental investment policies.

               For          Against    Abstain   Broker Non-Vote
               ---         ---------- ---------- ---------------
               $91,669,438 $1,387,617 $6,069,130   $2,137,274

Sentinel New York Tax-Free Income Fund:

4a: To approve each Fund's fundamental investment policies: the repeal of Bylaw 46.

                For         Against   Abstain   Broker Non-Vote
                ---         -------- ---------- ---------------
                $12,498,525 $155,436 $3,061,922    $698,527

4b: To approve each Fund's fundamental investment policies: the repeal of Bylaw 47.

                For         Against   Abstain   Broker Non-Vote
                ---         -------- ---------- ---------------
                $12,865,297 $116,170 $2,734,416    $698,527

4c: To approve each Fund's fundamental investment policies: the repeal of Bylaw 48.

                For         Against   Abstain   Broker Non-Vote
                ---         -------- ---------- ---------------
                $12,865,297 $116,170 $2,734,416    $698,527

4d: To approve each Fund's fundamental investment policies: the repeal of Bylaw 51.

                For         Against   Abstain   Broker Non-Vote
                ---         -------- ---------- ---------------
                $12,828,206 $116,170 $2,771,507    $698,527

4e: To approve each Fund's fundamental investment policies: the repeal of the prohibition from lending of securities.

                For         Against   Abstain   Broker Non-Vote
                ---         -------- ---------- ---------------
                $12,801,156 $528,561 $2,386,165    $698,527

4f: To clarify the Fund's fundamental investment policies.

                For         Against   Abstain   Broker Non-Vote
                ---         -------- ---------- ---------------
                $12,880,622 $100,845 $2,734,416    $698,527

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Sentinel Short Maturity Government Fund:

4a: To approve each Fund's fundamental investment policies: the repeal of Bylaw 46.

              For           Against     Abstain   Broker Non-Vote
              ---          ---------- ----------- ---------------
              $123,830,987 $3,090,918 $15,086,178   $36,211,868

4b: To approve each Fund's fundamental investment policies: the repeal of Bylaw 47.

              For           Against     Abstain   Broker Non-Vote
              ---          ---------- ----------- ---------------
              $124,037,499 $2,940,229 $15,030,355   $36,211,868

4c: To approve each Fund's fundamental investment policies: the repeal of Bylaw 48.

              For           Against     Abstain   Broker Non-Vote
              ---          ---------- ----------- ---------------
              $124,551,920 $2,489,325 $14,966,837   $36,211,868

4d: To approve each Fund's fundamental investment policies: the repeal of Bylaw 51.

              For           Against     Abstain   Broker Non-Vote
              ---          ---------- ----------- ---------------
              $124,591,480 $2,422,061 $14,994,541   $36,211,868

4e: To approve each Fund's fundamental investment policies: the repeal of the prohibition from lending of securities.

              For           Against     Abstain   Broker Non-Vote
              ---          ---------- ----------- ---------------
              $123,356,285 $3,673,723 $14,978,074   $36,211,868

4f: To clarify the Fund's fundamental investment policies.

              For           Against     Abstain   Broker Non-Vote
              ---          ---------- ----------- ---------------
              $125,538,669 $1,914,669 $14,554,745   $36,211,868

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Sentinel Small Company Fund:

4a: To approve each Fund's fundamental investment policies: the repeal of Bylaw 46.

              For            Against     Abstain   Broker Non-Vote
              ---          ----------- ----------- ---------------
              $620,515,258 $33,216,976 $48,369,402   $97,356,329

4b: To approve each Fund's fundamental investment policies: the repeal of Bylaw 47.

              For            Against     Abstain   Broker Non-Vote
              ---          ----------- ----------- ---------------
              $632,583,235 $20,989,502 $48,528,899   $97,356,329

4c: To approve each Fund's fundamental investment policies: the repeal of Bylaw 48.

              For            Against     Abstain   Broker Non-Vote
              ---          ----------- ----------- ---------------
              $632,072,750 $21,347,765 $48,681,121   $97,356,329

4d: To approve each Fund's fundamental investment policies: the repeal of Bylaw 51.

              For            Against     Abstain   Broker Non-Vote
              ---          ----------- ----------- ---------------
              $621,293,383 $32,146,661 $48,661,592   $97,356,329

4e: To approve each Fund's fundamental investment policies: the repeal of the prohibition from lending of securities.

              For            Against     Abstain   Broker Non-Vote
              ---          ----------- ----------- ---------------
              $618,104,650 $37,322,670 $46,674,316   $97,356,329

4f: To clarify the Fund's fundamental investment policies.

              For            Against     Abstain   Broker Non-Vote
              ---          ----------- ----------- ---------------
              $641,825,935 $15,810,183 $44,465,517   $97,356,329

The Special Meeting of Shareholders was adjourned and reconvened on January 9, 2006. The matters voted on and the results of the votes at that meeting were as follows:

Sentinel High Yield Bond Fund:

2: Amendment to certain advisory agreements between Sentinel Group Funds, Inc.
   and Sentinel Advisors Company.

               For           Against    Abstain   Broker Non-Vote
               ---         ----------- ---------- ---------------
               $71,095,954 $26,580,903 $6,609,684   $1,515,172

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The Special Meeting of Shareholders was adjourned and reconvened on January 24,
2006. The matters voted on and the results of the votes at that meeting were as follows:

All Funds:

3: To approve the amendment and restatement of the Charter of Sentinel Group
    Funds, Inc.

            For              Against      Abstain    Broker Non-Vote
            ---            ------------ ------------ ---------------
            $2,096,144,231 $185,634,515 $173,382,461  $243,259,337

Sentinel Small Company Fund:

2: Amendment to certain advisory agreements between Sentinel Group Funds, Inc.
   and Sentinel Advisors Company.

             For            Against      Abstain   Broker Non-Vote
             ---          ------------ ----------- ---------------
             $558,577,374 $186,928,688 $51,053,587   $33,825,178